Exhibit 99.1

For Immediate Release

NORTHWEST AIRLINES REPORTS SECOND QUARTER 2005 RESULTS

EAGAN, Minn.  – (July 26, 2005) – Northwest Airlines Corporation (NASDAQ: NWAC), the parent of Northwest Airlines, today reported a second quarter net loss of $225 million or $2.59 per common share, including unusual items.  This compares to the 2004 second quarter when the company reported a net loss of $182 million or $2.11 per common share, including unusual items.

Excluding $54 million in net unusual items, the second quarter net loss was $279 million or $3.21 per common share, compared to the 2004 second quarter net loss of $78 million or $0.90 per common share, excluding unusual items.

“We need to rapidly achieve at least $1.1 billion in labor cost savings and resolve our pension plan challenges by freezing our defined benefit pension plans and obtaining federal legislation that addresses existing problems in the pension laws.  Failing to do so will force Northwest to consider other alternatives, including filing under Chapter 11 of the U.S. Bankruptcy Code,” said Doug Steenland, president and chief executive officer.

“Many of our major competitors have significantly lowered their labor costs, both in and outside of bankruptcy, leaving Northwest with the highest labor costs in the industry.  Moreover, low cost carriers continue to grow and represent a significant competitive challenge.  It is imperative that we reach labor agreements with all of our unions as quickly as possible.”

Steenland continued, “We are also working diligently with union leaders to address our defined benefit pension plans’ shortfalls.  We are freezing our salaried workers retirement plan and replacing it with a new defined contribution plan.  We are also negotiating with the unions representing our contract employees regarding pension plan freezes.”

“Along with several of our unions, we have asked Congress to enact legislation that allows a longer time period for airlines to pay off the unfunded liabilities in their pension plans.  We remain hopeful that we will be able to address this issue quickly,” he added.

“While we have serious near term issues that must be addressed, we have been continuing our efforts to improve operating efficiencies while reducing cost.  Together with our renewed aircraft fleet, unconstrained hub airport facilities and a strong global route system, Northwest is positioned for long-term success, once we address the key challenges we now face.”

“Despite high load factors and inclement weather, our employees are continuing to put customers first and I wish to thank them for their efforts.  Year-to-date, Northwest’s departure and arrival performance and completion factor have been strong,” Steenland concluded.

Operating Results

Operating revenues in the second quarter increased by 11.3% versus the second quarter of 2004 to $3.2 billion.  Passenger revenue per available seat mile increased by 3.1% on 4.4% more available seat miles (ASMs).

Operating expenses in the quarter, excluding unusual items, increased 18% versus a year ago to $3.33 billion.  Unit costs, excluding fuel and unusual items, were 1.1 % higher.  Fuel prices averaged 164.2 cents per gallon, excluding taxes, up 52.2% versus the second quarter of 2004.

Neal Cohen, executive vice president and chief financial officer, said, “Losses of this magnitude are not sustainable.  During the first six months of 2005, Northwest has been averaging losses of $4 million per day.  The company needs to reduce costs and achieve positive results by, in particular, addressing labor expenses and pension funding.”

“In addition, the company continues to review market conditions to better match supply with demand.  Northwest now anticipates reducing its mainline system capacity by three to four percent in the fourth quarter.”

Cohen continued, “With no reduction in near-term fuel prices expected, it is imperative that we act quickly.”

Other:

The National Mediation Board released Northwest on July 20 from mediated talks with The Aircraft Mechanics Fraternal Association (AMFA) union.

Under terms of the federal Railway Labor Act, a thirty-day “cooling off” period has begun.  The company is hopeful that both parties will reach a new agreement in advance of an August 20 deadline.

While Northwest wants to reach an expedited consensual agreement with AMFA, whatever the outcome of negotiations, Northwest customers should continue to depend on Northwest to meet their travel needs.  If no agreement is reached, the airline has developed comprehensive contingency plans, including expanded vendor relationships and the augmentation of airline staff, to ensure that Northwest continues to operate its full schedule.

Northwest remains in federal mediation with The International Association of Machinists and Aerospace Workers (IAM) and The Professional Flight Attendants Association (PFAA).  In addition, it is continuing contract negotiations with representatives of its other unions.

A key business development issue is the airline’s request for antitrust immunity with other SkyTeam members.  Northwest believes that approval of the request, currently before the U.S. Department of Transportation (DOT), involving Air France, Alitalia, CSA Czech Airlines, Delta Air Lines, KLM Royal Dutch Airlines and Northwest Airlines is necessary to both preserve and expand the benefits that the alliance offers consumers, communities and the carriers involved.

Northwest believes that to preserve fully the efficiencies and consumer benefits of the existing airlines alliances, it is necessary to bridge the immunities held by Northwest/KLM and SkyTeam.  Linking the Northwest/KLM and SkyTeam alliance networks will generate substantial benefits including: new and expanded trans-Atlantic nonstop service, new online connecting service in almost 9,000 markets not currently served by either of the alliances, increased pathway options benefiting 16,280 city pairs that account for almost 80 percent of trans-Atlantic travel and greater discount opportunities by allowing passengers to choose from numerous itineraries, among other benefits.

During the second quarter, Northwest Airlines paid more than $296 million in fees and non-income related taxes, representing an overall tax burden not faced by other industries.

Northwest Airlines will webcast its second quarter results conference call at 11:30 a.m. Eastern Daylight Time (10:30 a.m. Central) today. Investors are invited to listen to the call through the company’s investor relations Web site at http://ir.nwa.com.

# # #

Statements in this news release that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements.  Such risks and uncertainties include, among others, the future level of air travel demand, the company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U.S. and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS) and other influenza or contagious illnesses, labor negotiations both at other carriers and the company, low fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation and inflation. Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2004.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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Northwest Airlines is the world’s fourth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,600 daily departures.  Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 900 cities in excess of 160 countries on six continents.

# # #

For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.

NOTE TO EDITORS:  A table of Selected Financial and Statistical Data is attached to this release.  For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331.  Investor inquiries can be directed to Northwest Airlines Investor Relations at (800) 953-3332.

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended				Six Months Ended
	June 30		Percent		June 30		Percent
	2005	2004	Change		2005	2004	Change
OPERATING REVENUES
Passenger	$2,347	$2,180	7.7		$4,382	$4,143	5.8
Regional carrier revenues	344	274	25.5		620	491	26.3
Cargo	239	193	23.8		445	376	18.4
Other	265	224	18.3		546	464	17.7
Total operating revenues	3,195	2,871	11.3		5,993	5,474	9.5

OPERATING EXPENSES
Salaries, wages and benefits	959	964	(0.5)		1,914	1,901	0.7
Aircraft fuel and taxes	790	499	58.3		1,420	949	49.6
Selling and marketing	223	204	9.3		428	379	12.9
Other rentals and landing fees	168	149	12.8		324	295	9.8
Aircraft maintenance materials and repairs	149	109	36.7		293	220	33.2
Depreciation and amortization	134	133	0.8		272	274	(0.7)
Aircraft rentals	103	115	(10.4)		207	229	(9.6)
Regional carrier expenses	392	288	36.1		748	544	37.5
Other	409	358	14.2		811	739	9.7
Aircraft and aircraft related write-downs (a)	48	104	(53.8)		48	104	(53.8)
Total operating expenses	3,375	2,923	15.5		6,465	5,634	14.7

OPERATING INCOME (LOSS)	(180)	(52)	n/m		(472)	(160)	n/m
Operating margin	(5.6)%	(1.8)%	(3.8	)pts.	(7.9)%	(2.9)%	(5.0	)pts.

OTHER INCOME (EXPENSE)
Interest expense, net	(159)	(125)	(27.2)		(310)	(257)	(20.6)
Investment income	22	13	69.2		38	26	46.2
Foreign currency gain (loss)	(2)	(8)	75.0		(7)	(4)	(75.0)
Other unusual items (b)	102	—	n/m		84	—	n/m
Other	—	(3)	100.0		5	(3)	n/m
Total other income (expense)	(37)	(123)	69.9		(190)	(238)	20.2

INCOME (LOSS) BEFORE INCOME TAXES	(217)	(175)	(24.0)		(662)	(398)	(66.3)

Income tax expense (benefit)	—	—			5	—

NET INCOME (LOSS)	(217)	(175)			(667)	(398)

Preferred stock requirements	(8)	(7)			(16)	(14)
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$(225)	$(182)			$(683)	$(412)

Earnings (Loss) per common share:
Basic and Diluted	$(2.59)	$(2.11)			$(7.87)	$(4.77)

Average shares used in computation:
Basic and Diluted	87	86			87	86

NOTES:

(a)          During the quarter ended June 30, 2005, the Company recorded aircraft and aircraft related write-downs of $48 million on 9 owned and 2 leased aircraft across multiple aircraft fleets.  During the quarter ended June 30, 2004, the Company recorded aircraft and aircraft related write-downs of $104 million.

(b)          During the quarter ended June 30, 2005, the Company sold approximately 1.5 million shares of Prudential Financial, Inc. common stock, which was distributed to Northwest in connection with Prudential’s demutualization.  Proceeds of the sale resulted in a $102 million gain.

On February 1, 2005, the Company agreed to sell the Pinnacle Airlines note to Pinnacle Airlines Corp.  The outstanding balance on the note at the time of the sale was $120 million, and the purchase price was $102 million, inclusive of accrued interest.  As a result of the sale of this note, the Company recognized a loss of $18 million.

OPERATING STATISTICS (1)

(Unaudited)

	Three Months Ended						Six Months Ended
	June 30				Percent		June 30				Percent
	2005		2004		Change		2005		2004		Change
Scheduled Service:
Available seat miles (ASM) (millions)	23,772		22,764		4.4		46,537		44,595		4.4
Revenue passenger miles (RPM) (millions)	20,020		18,775		6.6		38,187		35,480		7.6
Passenger load factor	84.2%		82.5%		1.7	pts.	82.1%		79.6%		2.5	pts.
Revenue passengers (thousands)	15,145		14,289		6.0		28,647		26,801		6.9
Passenger revenue per RPM (yield)	11.73	¢	11.61	¢	1.0		11.48	¢	11.68	¢	(1.7)
Passenger revenue per ASM (RASM)	9.88	¢	9.58	¢	3.1		9.42	¢	9.29	¢	1.4

Total operating ASM (millions)	23,805		22,791		4.4		46,630		44,685		4.4
Passenger service operating expense per total ASM (2) (3)	11.42	¢	10.61	¢	7.6		11.20	¢	10.43	¢	7.4
Aircraft and aircraft related write-downs per total ASM	0.20	¢	0.45	¢	(55.6)		0.10	¢	0.23	¢	(56.5)
Mainline fuel expense per total ASM	2.90	¢	1.93	¢	50.3		2.69	¢	1.89	¢	42.3

Cargo ton miles (CTM) (millions)	616		577		6.8		1,158		1,117		3.7
Cargo revenue per ton mile	38.65	¢	33.46	¢	15.5		38.39	¢	33.62	¢	14.2

Fuel gallons consumed (millions)	455		441		3.2		887		863		2.8
Average fuel cost per gallon, excluding fuel taxes	164.23	¢	107.93	¢	52.2		151.41	¢	104.13	¢	45.4
Number of operating aircraft at end of period							433		436		(0.7)
Full-time equivalent employees at end of period							38,348		39,154		(2.1)

(1)          All statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”) and is comparable to statistics reported by other major network airlines.

(2)          This financial measure excludes non-passenger service expenses.  The Company believes that providing financial measures directly related to passenger service operations allows investors to evaluate and compare the Company’s core operating results to those of the industry.

(3)          Passenger service operating expense excludes the following items unrelated to passenger service operations:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
(in millions)
Freighter operations	$200	$152	$355	$291
MLT Inc. - net of intercompany eliminations	51	49	115	109
Regional carriers	392	288	748	544
Other	13	15	25	29

SELECTED BALANCE SHEET DATA

(Unaudited)

	June 30, 2005	December 31, 2004
(in millions)
Cash, cash equivalents and unrestricted short-term investments	$2,144	$2,459
Restricted cash, cash equivalents and short-term investments	496	156
Total cash, cash equivalents and short-term investments	2,640	2,615

Total assets	14,352	14,042

Long-term debt, including current maturities	8,590	8,411
Long-term obligations under capital leases, including current obligations	359	361

Common stockholders’ deficit	(3,752)	(3,087)

UNUSUAL ITEMS

(Unaudited)

	Three Months Ended June 30, 2005			Six Months Ended June 30, 2005
	Income	Earnings (Loss) per Share		Income	Earnings (Loss) per Share
	(Loss)	Basic	Diluted	(Loss)	Basic	Diluted

Unusual Items:
Gain on Sale of Prudential Shares	$102	$1.17	$1.17	$102	$1.18	$1.18
Aircraft and Aircraft Related Write-Downs	(48)	(0.55)	(0.55)	(48)	(0.55)	(0.55)
Loss on Sale of Note to Pinnacle Airlines	—	—	—	(18)	(0.21)	(0.21)

	Three Months Ended June 30, 2004			Six Months Ended June 30, 2004
	Income	Earnings (Loss) per Share		Income	Earnings (Loss) per Share
	(Loss)	Basic	Diluted	(Loss)	Basic	Diluted
Unusual Items:
Aircraft and Aircraft Related Write-Downs	$(104)	$(1.21)	$(1.21)	$(104)	$(1.21)	$(1.21)

PASSENGER REVENUES

(Unaudited)

The following analysis by region is based on information reported to the Department of Transportation and excludes regional carriers:

	System		Domestic		Pacific		Atlantic
Second Quarter 2005
Passenger revenues (in millions)	$2,347		$1,539		$496		$312

Increase (Decrease) from Second Quarter 2004:
Passenger revenues	7.7%		3.6%		15.6%		17.3%

Scheduled service ASMs (capacity)	4.4%		2.7%		5.6%		10.2%
Scheduled service RPMs (traffic)	6.6%		5.4%		5.5%		13.4%
Passenger load factor	1.7	pts.	2.1	pts.	—	pts.	2.6	pts.
Yield	1.0%		(1.6)%		9.5%		3.5%
Passenger RASM	3.1%		0.9%		9.4%		6.5%